UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2007

First United Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19 South Second Street, Oakland, Maryland 21550
(Address of principal executive offices) (Zip Code)

(301) 334-9471
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operation and Financial Condition.

The information required by this item is incorporated herein by reference to Item 7.01 of this report.

ITEM 7.01. Regulation FD Disclosure.

On May 10, 2007, First United Corporation (the “Corporation”) issued a press release reporting that the Corporation has decided to rescind its previously-announced early adoption of Statement of Financial Accounting Standards No. 159 and Statement of Financial Accounting Standards No. 157. The press release is furnished herewith as Exhibit 99.1.

Because of this decision, the Corporation filed a Form 12b-25 with the Securities and Exchange Commission to announce that it would not be able to file its Quarterly Report on Form 10-Q for the three months ended March 31, 2007 by the due date. The Corporation does, however, expect to file its quarterly report by May 15, 2007 and, accordingly, that its quarterly report will be deemed to have been timely filed.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibit 99.1 Press Release dated May 10, 2007 (furnished herewith).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST UNITED CORPORATION

Dated: May 11, 2007	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver Senior Vice President/CFO

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated May 10, 2007 (furnished herewith)